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                                                                     EXHIBIT 4.3

      THIS SECOND SUPPLEMENTAL INDENTURE, dated as of December 15, 2004, is between CNA FINANCIAL CORPORATION, a Delaware corporation (the "Company"), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION (formerly known as THE FIRST NATIONAL BANK OF CHICAGO), a national banking association, as trustee (herein called the "Trustee").

                              PRELIMINARY STATEMENT

      The Company and the Trustee have entered into an Indenture, dated as of March 1, 1991, as supplemented by a First Supplemental Indenture, dated as of October 15, 1993 (collectively, herein called the "Indenture"). Capitalized terms used herein, not otherwise defined herein, shall have the meanings given them in the Indenture.

      Section 8.1 of the Indenture provides that, under certain circumstances, a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of Securities. In accordance with the terms of Section 8.1(d) of the Indenture, the Company has, by Board Resolution, authorized this Second Supplemental Indenture. The Trustee has determined that this Second Supplemental Indenture is in form satisfactory to it.

      All things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

      NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

      For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities issued under the Indenture from and after the date of this Second Supplemental Indenture, as follows:

   1. Article Five, Section 5.1(e) will be modified by replacing each occurrence of the dollar amount of "$20,000,000" with the dollar amount of "$100,000,000".

   2. This Second Supplemental Indenture does not modify the Indenture in any respect with regard to Securities issued thereunder prior to the date of this Second Supplemental Indenture, and such Securities will not be modified by this Second Supplemental Indenture.

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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      IN WITNESS WHEREOF, the Company and the Trustee have caused this Second
Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and the seal of the Company and the Trustee duly attested to be hereunto affixed all as of the day and year first above written.

                                           CNA FINANCIAL CORPORATION

[SEAL]                                     By:  /s/ Robert M. Mann
                                               ---------------------------------
                                           Name:    Robert M. Mann
                                           Its:     Senior Vice President

                                           J. P. MORGAN TRUST COMPANY, NATIONAL
                                           ASSOCIATION, as Trustee

[SEAL]                                     By:  /s/ Renee Johnson
                                               ---------------------------------
                                           Name:    Renee Johnson
                                           Its:     Vice President

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STATE OF ILLINOIS       )
                        ) ss.:
COUNTY OF COOK          )

      On the 15th day of December, 2004, before me personally came Robert M. Mann, to me known, who, being by me duly sworn, did depose and say that he resides at Chicago, Illinois; that he is the Senior Vice President of CNA FINANCIAL CORPORATION, the corporation described herein and that executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the Board of Directors of said corporation and that he signed his name thereto by order of the Board of Directors of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]
                                                 /s/ Susan C. Coghlan
                                                --------------------------------
                                                 Notary Public

STATE OF ILLINOIS       )
                        ) ss.:
COUNTY OF COOK          )

      On the 15th day of December, 2004, before me personally came Renee Johnson to me known, who, being by me duly sworn, did depose and say that he resides at Chicago, Illinois; that he is a Vice President of J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, described herein and that executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the Board of Directors of said corporation and that he signed his name thereto by order of the Board of Directors of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]
                                                 /s/ Rebekah S. Cole
                                                --------------------------------
                                                 Notary Public